                                                                    EXHIBIT 23.2


                          CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Eagle-Picher Holdings, Inc.:

We consent to the use of our report included herein.

     Our report dated February 5, 1997, was unqualified, except for consistency in the application of accounting principles as a result of the Company's change in its method of computing LIFO for certain inventories.

                                                  /s/ KPMG LLP

Cincinnati, Ohio
June 24, 1999